EXHIBIT 10.40

Notice of Restricted Stock Unit Grant

Participant:     <first_name> <last_name>
Company:     Visa Inc.

Notice:
You have been granted the following Restricted Stock Units in accordance with the terms of the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (“Agreement”) attached hereto.

Type of Award:     Restricted Stock Units
Grant ID:     <award_id>
Grant:     Grant Date: <award_date>
Number of Shares Underlying Restricted Stock Units: <shares_awarded>

Period of Restriction:
The Period of Restriction applicable to the total number of your Restricted Stock Units shall commence on the Grant Date and shall lapse on the first (1st) anniversary of the Grant Date, except as otherwise provided in the Agreement.

Acceptance:
To accept or reject your Restricted Stock Units award, please complete the on-line form ("Accept or Reject Your Grant") as promptly as possible, but, in any case, within thirty (30) days after the Grant Date. Non-US based grantees must complete the on-line form as promptly as possible, but, in any case, within ninety (90) days after the Grant Date. If you accept your award or for US based grantees or you do not reject your award within thirty (30) days after the Grant Date, you will be deemed to have accepted your Restricted Stock Units award and agreed to the terms and conditions set forth in this Agreement, the terms and conditions of the Plan, and the Addendum with Additional Country Specific Terms and Conditions attached as Exhibit A, all of which are made part of the Agreement. You can access this on-line form through your account at www.schwab.com/public/eac/home.

Visa Inc.

2007 Equity Incentive Compensation Plan

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”), is made between Visa Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.     Definitions.
Capitalized terms used but not defined herein have the meaning set forth in the Visa Inc. 2007 Equity Incentive Compensation Plan (the “Plan”).
2.     Grant of the Restricted Stock Units.
Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units”).
3.     Dividend Equivalents.
Each Restricted Stock Unit shall entitle the Participant to Dividend Equivalents with respect to regular cash dividends that would otherwise be paid on the Share underlying such Restricted Stock Unit during the period from the Grant Date to the date such Share is delivered in accordance with Section 6. Any such Dividend Equivalent shall be paid to the Participant at (or within thirty (30) days following) the time such related dividends are paid to holders of Shares.
4.     Period of Restriction; Termination.
The Period of Restriction with respect to the Restricted Stock Units shall be as set forth in the Grant Notice.
(a) Death and Disability. Upon Termination of the Participant as a Director due to death or long-term disability (as determined in accordance with the Company’s applicable policies concerning long-term disability (“Disability”)), then the Period of Restriction shall immediately lapse as to the full number of Restricted Stock Units.
(b) Failure to Nominate or Re-elect. Upon Termination of the Participant as a Director due to (i) failure by the Company to nominate the Participant for re-election as a Director (other than a failure to nominate the Participant for cause, as determined by a majority of the Board in accordance with the Bylaws of the Company) at any meeting of the shareholders of the Company held for the purpose of electing Directors, or (ii) failure by the shareholders of the Company to elect the Participant as a Director at any meeting of the shareholders of the Company held for the purpose of electing Directors and for which the Participant is nominated for re-election as a Director, then the Period of Restriction shall immediately lapse as to the full number of Shares of Restricted Stock Units. For avoidance of doubt, Termination as referenced in this Section shall mean cessation of Participant’s term of service on the Board of Directors.
(c) Retirement. Upon Termination of the Participant at or after the earlier of (i) attainment of normal retirement (age sixty-five); or (ii) attainment of age sixty and five years of completed service and six months of service from the date of grant (“Retirement”), then the Period of Restriction for any Restricted Stock Units that remain unvested as of the date of such Termination shall lapse in accordance with the vesting schedule set forth in the Grant Notice.
(d) Other Terminations. Upon Termination of the Participant as a Director due to any reason other than as described in subsection (a), (b) or (c) of this Section 4, then all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.
(e) Change of Control. Notwithstanding any contrary provisions of this Section 4, in the event of a Change of Control, the Period of Restriction shall immediately lapse as to the full number of Restricted Stock Units. For the avoidance of doubt, Section 15.1(b) of the Plan shall not apply to the Restricted Stock Units to the extent such provision conflicts with this Section 4(e).
5.     Deferral Election.
The Grantee may elect to defer commencement of the settlement of the vested RSUs until the later of (a) the first anniversary of the Grant Date and (b) a date or dates during Grantee’s service as a member of the Board or following the Grantee's termination of service as a member of the Board, subject however to earlier settlement (i) upon or within thirty (30) days following the Grantee's death or (ii) upon, or within thirty (30) days following, a Change of Control that constitutes a "change in control event" within the meaning of Section 409A of the Code. To do so, the Grantee must make a valid and timely election pursuant to the terms of the deferral election form provided to the Grantee for this purpose.
6.    Settlement of Restricted Stock Units.
Unless the Grantee has made a valid deferral election pursuant to Section 5 above or unless otherwise provided in the Plan, including, without limitation, by reason of a Change of Control, the Company shall cause to be delivered to the Grantee (a) the full number of Shares underlying the Restricted Stock Units, (b) a cash payment determined by reference to the then-current Fair Market Value of such Shares or (c) a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 7 of this Agreement, within 90 days following the first anniversary of the Grant Date or if earlier, upon, or within 90 days following, the earlier to occur of (i) a Change of Control that constitutes a "change in control event" within the meaning of Section 409A of the Code and (ii) the Grantee's death provided, however, that if the Participant’s Termination occurs under any circumstances other than death, any such delivery of Shares or cash payment due to lapse of the Period of Restriction upon such Termination shall be delayed for six (6) months from the date of such Participant’s Retirement if the Participant is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code). Any right to a distribution or series of distributions of Shares hereunder shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code.
7.     Taxes and Withholdings.
Upon the expiration of the applicable portion of the Period of Restriction, or as of which the value of any Restricted Stock Units otherwise becomes includible in the Participant’s gross income for income tax purposes, any taxes of any kind required by law to be withheld with respect to such Restricted Stock Units shall be satisfied by the Company withholding Shares or cash otherwise deliverable or payable to the Participant pursuant to the Restricted Stock Unit award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the applicable statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date. The Company may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVII of the Plan.
Regardless of any action the Company takes with respect to any or all tax withholding (including social insurance contribution obligations, if any), the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary), and that the Company does not: (a) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (b) commits to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s (or his or her beneficiary’s) liability for such tax.
8.     No Rights as a Shareholder Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

9.     No Right to Continued Service.
Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the service of the Company for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to modify or terminate the Participant’s service at any time for any reason. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing in the service of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being retained as a director of the Company or being granted the Restricted Stock Units hereunder.
10.     The Plan.
By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. Subject to Section 4(e) of this Agreement, in the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. The Plan and the prospectus describing the Plan can be found on the Company’s Human Resources intranet site. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator.
11.     Compliance with Laws and Regulations.
(a) The Restricted Stock Units and the obligation of the Company to deliver Shares or cash payments hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that any Shares received upon expiration of the Period of Restriction shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant 's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act,     which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
12.     Notices.
All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to the Company at 900 Metro Center Blvd., Foster City, California 94404, Attention: Stock Plan Administrator or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.
13.     Other Plans.
The Participant acknowledges that any income derived from this Restricted Stock Units award shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.
14.    Rights of Participant.
In accepting the grant, the Participant acknowledges that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement;

(b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right for the Participant or any other person to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;
(c) all decisions with respect to any future grants will be at the sole discretion of the Company;
(d) the Restricted Stock Units do not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and/or Subsidiaries, and are not part of the terms and conditions of the Participant’s employment;
(e) no provision of this Agreement or of the Restricted Stock Units granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate or Subsidiary, create any inference as to the length of employment of the Participant, affect the right of an employer to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan);
(f) if the Participant ceases to be an employee of the Company or any Affiliate or Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan; and
(g) notwithstanding any terms or conditions of the Plan to the contrary, in the event of termination of the Participant’s employment for any reason other than a termination pursuant to which accelerated or continued vesting occurs as provided in Section 4 hereof, the Participant’s right to receive Restricted Stock Units and vest in Restricted Stock Units under the Plan, if any, will terminate immediately on the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
15.     Data Protection.
(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Group”) for the exclusive purpose of implementing, administering and managing his participation in the Plan.
(b) The Participant acknowledges that the Group holds certain personal information about him, including, but not limited to, his name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Restricted Stock Units or any other entitlement to Shares outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(c) The Participant acknowledges and agrees that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country of residence or elsewhere, and that the recipient’s country of residence may have different data privacy laws and protections than those of the Participant’s country. The Participants authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan. The Participant understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Participant understands, however, that refusing or withdrawing his consent may affect his ability to participate in the Plan.

EXHIBIT A
ADDENDUM - COUNTRY SPECIFIC TERMS AND CONDITIONS
FOR RESTRICTED STOCK UNIT AWARD AGREEMENT
This Exhibit A includes additional terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you work or reside in one of the countries listed below. This Exhibit A also includes other information that could impact your participation in the Plan. Certain capitalized terms used but not defined in this Exhibit have the meanings set forth in the Plan and/or the Agreement. This Exhibit forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.
Notifications
The Exhibit is based on the securities, exchange control and other laws in effect in the respective countries as of November 2014. However, such laws are often complex and change frequently and may be out of date at the time that the Restricted Stock Units vest or when you sell Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result or make any recommendation regarding the Restricted Stock Units. Accordingly, you are advised to see appropriate professional advice as to how the relevant laws in your country may apply to your situation prior to taking any action in relation to the Plan.
ADDITIONAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS OUTSIDE THE UNITED STATES
Securities Law Notice. Unless otherwise noted, neither the Company nor the Shares are registered with any stock exchange outside the United States. The Agreement (of which this Exhibit is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.
Foreign Exchange Restrictions. Any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require you to provide to such entity certain information regarding the transaction. Moreover, you understand and agree that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value. Neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units (or the calculation of income or any taxes or other amounts under the Restricted Stock Units).
Termination of Service. For the avoidance of doubt, “Termination” for purposes of the Restricted Stock Units, including your right to vest in the Restricted Stock Units, will be deemed to occur as of the date you are no longer actively providing services as an Employee or Consultant (except, in certain circumstances, to the extent you are on an approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law, unless otherwise determined by the Company in its sole discretion. The Company shall have the exclusive discretion to determine when you are no longer providing services and the date of Termination for purposes of the Plan.
Taxes. Payments, withholdings, and liabilities under Section 6 of the Agreement shall also apply to any taxes, social contributions, required deductions, or other payments (if any) that may arise upon the grant or vesting of the Restricted Stock Units, ownership or disposition of Shares, receipt of dividends (if any), or otherwise in connection with the Restricted Stock Units or the Shares. As a condition to the grant and vesting of the Restricted Stock Units, you agree to indemnify the Company and any Subsidiary or Affiliate for any such amounts, which may exceed any amount actually withheld by the Company or any Subsidiary or Affiliate. You also acknowledge and agree that you are responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or the Shares pursuant to applicable laws, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Further, if you become subject to tax or any other required payments in more than one jurisdiction, you acknowledge that the Company or any Subsidiary or Affiliate may be required to withhold or account for such amounts in more than one jurisdiction.
Communications. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan, the Restricted Stock Units, any Shares, or any other Company-related documents by electronic means. By accepting this grant, whether electronically or otherwise, you hereby consent to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent you have been provided with a copy of this Agreement, the Plan, or any other documents relating to the Restricted Stock Units in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and the Shares thereunder, and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the applicable law of the country in which you are residing or working at the time of grant or vesting of the Restricted Stock Units or the sale of Shares received pursuant to the Restricted Stock Units(including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may restrict or prevent the issuance of Shares or subject you to additional terms and conditions or procedural or regulatory requirements that you are or will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to items listed below in this Exhibit.
AUSTRALIA
Securities Law Notice. This disclosure has been prepared in connection with offers to employees in Australia under the Visa Inc. 2007 Equity Incentive Compensation Plan (Plan) and the Restricted Stock Unit Award Agreement (Agreement). A copy of the terms of the Plan and the Agreement are enclosed. It has been prepared to ensure any offer under the Plan (Offer) satisfies the conditions for exemptions granted by the Australian Securities and Investments Commission (ASIC) under ASIC Class order 14/1000.
Any advice given to you in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan. This means that you should consider obtaining your own financial product advice from an independent person who is licensed by the ASIC to give such advice.  Visa Inc. will make available upon your request the Australian dollar equivalent of the current market price of the underlying Shares subject to your Restricted Stock Units. You can get those details by contacting your Human Resources Department.
Risks of Participation in the Plan. Participation in the Plan and acquiring Shares in Visa Inc. carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances.

You cannot exercise (or be deemed to exercise) the right to acquire any Shares as a result of holding any Restricted Stock Units or Stock Options unless those Shares are in the same class of securities which have been quoted on the New York Stock Exchange throughout the period of 3 months preceding the date of exercise (without suspension for more than 5 trading days during that period).
Form of Settlement. Restricted Stock Units granted to employees resident in Australia shall be paid in Shares only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

BRAZIL

Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil (including shares of Company common stock) to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US $100,000.
CANADA
Form of Settlement. Restricted Stock Units granted to employees resident in Canada shall be paid in Shares only. In no event shall any of such Restricted Stock Units be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Foreign Ownership Reporting. If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

French Language Provision. The following provisions will apply if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention ("Agreement"), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement a la présente convention.
CHILE
Exchange Control Information. It is your responsibility to make sure that you comply with exchange control requirements in Chile when the value of your share transaction is in excess of US $10,000. If your aggregate investments held outside of Chile exceeds US $5,000,000 (including shares acquired under the Plan), you must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Annual Tax Reporting Obligation. The Chilean Internal Revenue (the "CIRS") requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the gains/losses from foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 "Annual Sworn Statement Regarding Credits for Taxes Paid Abroad" and Tax Form 1851 "Annual Sworn Statement Regarding Investments Held Abroad." If you are not a Chilean citizen and have been a resident in Chile for less than three years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.

CHINA
Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to immediately repatriate the cash proceeds from the sale of the Shares to China. You further understand that, under local law, such repatriation of your cash proceeds may need to be effectuated through a special exchange control account established by the Company, Parent, Subsidiary or Affiliate or your employer, and you hereby consent and agree that any proceeds from the sale of any Shares issued under the Plan may be transferred to such special account prior to being delivered to you. If the proceeds from the sale of your Shares are converted to local currency, you acknowledge that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any exchange conversion rate fluctuation between the date the Restricted Stock Units vest and the date of conversion of the proceeds from the sale of the Shares issued upon vesting to local currency. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Exchange Control Information. Investments in assets located abroad (including shares of common stock) are subject to registration with the Colombian Central Bank if your aggregate investments held abroad (as of December 31 of the applicable calendar year) equal or exceed US $500,000. You must register the investment (assuming your accumulated financial investments held abroad at the year-end are equal to or exceed the equivalent of US $500,000).
FRANCE
Consent to Receive Information in English. By accepting the award, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d'actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Foreign Ownership Reporting. If you hold shares of common stock outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when you file your annual tax return.

HONG KONG

Securities Notification. Warning: The Restricted Stock Units and shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Parent, Subsidiary or Affiliates. The Agreement, including this Exhibit A, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a "prospectus" for a public offering of securities under the applicable securities legislation in Hong Kong nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each eligible employee of the Employer, the Company or any Parent, Subsidiary or Affiliate and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Exhibit A, or the Plan, you should obtain independent professional advice.
INDIA
Exchange Control Information. You understand that you must repatriate any proceeds from the sale of shares acquired under the Plan and any dividends to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate ("FIRC") from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or your employer requests proof of repatriation.
Tax Information. The amount subject to tax at vesting will partially be dependent upon a valuation that the Company will obtain from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

JAPAN

Securities Acquisition Report. If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

KAZAKHSTAN

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you may be required to notify the National Bank of Kazakhstan if you acquire Shares under the Plan. In addition, the Kazakh Law on Currency Regulation requires currency repatriation. Therefore, if you sell your Shares, you must transfer the proceeds to an account with a Kazakh bank.
KOREA
Exchange Control Information. If you realize US $500,000 or more from the sale of shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.
MACEDONIA
Foreign Ownership Reporting. The acquisition and sales of foreign securities by authorized residents should be reported to the National Bank of Macedonia on a regular basis and when any acquisition or sale is undertaken. It is your obligation to comply with these requirements.
MALAYSIA
Securities Law Notice. The grant of Restricted Stock Units in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.
Director Notification Obligation. If you are a director of the Company's Malaysian Subsidiary or Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Labor Law Acknowledgment. The invitation Visa Inc. is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary. The Company reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Visa Inc., nor does it establish any rights between you and your employer.

MOROCCO
Exchange Control Information. You understand that you must repatriate any proceeds from the sale of shares acquired under the Plan to Morocco.
NEW ZEALAND
Securities Law Notice. You are being offered ordinary shares in the Company. The Shares give you a stake in the ownership of the Company. You could receive a return if the Company becomes more valuable, and you may also receive dividends, if the Company decides to pay them. If the Company runs into financial difficulties and is wound up, shareholders will only be paid after all other creditors have been paid. The Company’s Shares are listed and approved for trading on the New York Stock Exchange. This means that you can sell Shares on the New York Stock Exchange if there are buyers for it. If you sell, the price you get may vary depending on factors such as the financial condition of the Company.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme and is not intended to be an offer of securities to the public. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. To comply with New Zealand legal requirements we are required to inform you that the Company may be in possession of information in relation to the Company that is not publicly available and would be likely to affect materially the price of the securities if it were so disclosed. In addition, you are directed to the Company’s most recent annual report and published financial statements. The annual report and financial statements may be obtained electronically on the Company’s website at www.visa.com under Investor Relations. You may also obtain such information at no cost by contacting your Human Resources Department. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
PAKISTAN
Exchange Control Information. You may be required to obtain approval from the State Bank of Pakistan to own or sell your Shares acquired at vesting. In addition, you must repatriate any proceeds from the sale of shares acquired under the Plan to Pakistan within one (1) month of receipt.
PHILIPPINES
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
RUSSIA
Securities Law Notice. Neither this offer nor the distribution of related documentation, constitute the public circulation of securities in Russia. You will receive shares in a brokerage account held in your name outside of Russia, but a stock certificate will not be issued to you. You are not permitted to transfer any shares received under any Visa Inc. employee equity program into Russia.

Foreign Account and Repatriation Requirement. Under recent changes to Russian currency control regulations, you may be prohibited from receiving funds into a non-Russian bank or brokerage account.  Noncompliance with such rules, if applicable, may be subject to administrative sanction and fines.  You should therefore immediately transfer any proceeds from the sale of your Visa Inc. shares (or any dividends on the shares you hold) into your personal bank account in Russia.  You are responsible for ensuring compliance with all currency control laws in Russia in relation to your participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax authorities.

SINGAPORE

Securities Law Information. The award of Restricted Stock Units is being made in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) ("SFA") pursuant to which it is exempt from the prospectus and registration requirements under the SFA. By accepting the Restricted Stock Units, you agree you will not sell any Shares under the Restricted Stock Units within six (6) months of the date of grant of the Restricted Stock Units. Please note that neither this Agreement nor any other document or material in connection with this offer of the Restricted Stock Units and the Shares thereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.
Director Notification Obligation. If you are a director, associate director or shadow director of the Company's Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company's Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., Shares) in the Company or any Parent, Subsidiary or Affiliate. In addition, you must notify the Company's Singapore Subsidiary or Affiliate when you sell Shares or shares of any Parent, Subsidiary or Affiliate (including when you sell Shares issued at vesting). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Parent, Subsidiary or Affiliate. In addition, a notification of your interests in the Company or any Parent, Subsidiary or Affiliate must be made within two days of becoming a director.
Exit Tax and Deemed Exercise Rule. If you have received the Restricted Stock Units in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on the Restricted Stock Units on a “deemed exercise” basis, even if the Restricted Stock Units have not yet vested.  You should discuss your tax treatment with your personal tax advisor.
SOUTH AFRICA
Taxes. By accepting the Restricted Stock Units, you agree that, immediately upon vesting of the Restricted Stock Units, you will notify the Company and your employer of the amount of any gain realized. If you fail to advise the Company and your employer of the gain realized upon vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Company or your employer.
Exchange Control Information. Approval from the South African Reserve Bank may be required for you to participate in the Plan. The Company or your employer may obtain this approval for you, but it is under no obligation to do so.
SPAIN
Foreign Ownership Reporting. If you are a Spanish resident, your acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the

Dirección General de Politica Comercial e Inversiones Exteriores ("DGPCIE") of the Ministerio de Economia, the Bank of Spain, and the tax authorities. These requirements change periodically, so you should consult your personal advisor to determine your specific reporting obligations.
Currently, you must declare the acquisition of shares to DGPCIE for statistical purposes. You must also declare the ownership of any shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.
In addition, if you perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, you may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.
If you hold assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.
TAIWAN
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US $5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US $500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Exchange Control Information. When you sell Shares issued to you at vesting, you must repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of receipt of such proceeds. If the amount of your proceeds is US $50,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand.
UKRAINE
Exchange Control Information. Ukrainian citizens and qualified foreign nationals who are treated as residents for currency regulation purposes may open and maintain accounts abroad only after obtaining a license for making a foreign investment from the National Bank of Ukraine.
UNITED KINGDOM
Joint Election. As a condition of participation in the Plan, you agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Parent or Subsidiary employing or retaining you in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, you agree to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to you. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Parent or Subsidiary employing or retaining you. You further agree that the Company and/or the Parent or Subsidiary employing or retaining you may collect Employer’s NICs from you by any of the means set forth in the Agreement.

If you do not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by you and the Company or the Parent or Subsidiary employing or retaining you, as applicable, the Company, in its sole discretion and without any liability to you, may choose not to allow you to vest in the Restricted Stock Unit and you will forfeit your Restricted Stock Unit.

Tax and National Insurance Contributions Acknowledgment. You agree that if you do not pay or your employer or the Company does not withhold from you the full amount of Withholding Taxes that you owe due to vesting, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the "Taxable Event") within 90 days after the end of the UK Tax Year in which the Taxable Event occurs (“Due Date”), or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by you to the employer, effective 90 days after the Due Date. You agree that the loan will bear interest at the HMRC's official rate and will be immediately due and repayable by you, and the Company and/or the employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Company or the employer, by withholding in shares issued upon vesting of the Restricted Stock Units or from the cash proceeds from the sale of shares or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.
Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and Tax-Related Items are not collected from or paid by you within 90 days of the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in the Agreement.